IRWIN 05-C

Assumptions:

Recovery Lag	0 months
Severity	100%
Servicer Advance	0%
StepDown	NO
Optional Redemption	To Maturity

The BreakEven CDR for a class is the maximum CDR that the class will NOT take a writedown at the corresponding scenario assumptions
(CDR increment is 0.1%)

Class	Libor	PPC (%)	Breakeven CDR	Collateral Cum Loss	DM	WAL

1M-1	Fwd	75	11.2	57,358,023.25 (29.45%)	60	7.07
1M-1	Fwd	100	13.2	52,143,232.54 (26.77%)	60	5.45
1M-1	Fwd	125	15.3	48,438,922.28 (24.87%)	61	4.27
1M-1	Fwd + 100	75	10.3	53,822,176.22 (27.64%)	60	7.17
1M-1	Fwd + 100	100	12.3	49,309,001.25 (25.32%)	60	5.47
1M-1	Fwd + 100	125	14.5	46,356,099.65 (23.80%)	61	4.35
1M-1	Fwd + 200	75	9.5	50,555,488.06 (25.96%)	60	7.52
1M-1	Fwd + 200	100	11.5	46,718,414.93 (23.99%)	60	5.64
1M-1	Fwd + 200	125	13.7	44,232,514.74 (22.71%)	60	4.44
1M-1	Fwd + 300	75	8.6	46,732,837.49 (24.00%)	59	7.66
1M-1	Fwd + 300	100	10.6	43,720,203.84 (22.45%)	60	5.68
1M-1	Fwd + 300	125	12.8	41,793,136.57 (21.46%)	60	4.43